Exhibit 10.16

House Rental Agreement

The leaser (Party A): Ding Jie
Address for Service: No. 2009, Xiongying Building, Futian District, Shenzhen
Postal Code: Phone: 13798315819
Entrusted Agent:
Address for Service:
Postal Code: Phone:

The Lessee (Party B): Chen Debin
Address for Service: No.1, Kefa Road, Nanshan District Tech Park, Shenzhen,
Guangdong Province
Postal Code: Phone: 13603077047
Business License or ID No.: 320831197103123818
Entrusted Agent:
Address for Service:
Postal Code: Phone:

The Agreement is signed by and between Party A and Party B through consultation in accordance with the Contract Law of P.R.C, the Law of the People’s Republic of China on Administration of the Urban Real Estate, the Regulations of Shenzhen Special Economic Zone on Lease of Houses and the rules for implementation.

Article 1 Party A hereby rents the house (apartment) numbered ________ at the address of No. 08, 14th Floor, Block A, Building 1, Xiandai Business Mansion at the cross of Jintian Road and Fuhua Road, Futian District, Shenzhen Municipality (hereinafter referred to as “the apartment”) to Party B for use. Total floor area of the apartment is 222.8 m2, and the number of floors of the building is 33.

The Owner/Proprietor of the apartment: Zhou Xigen.

Name and number of the real estate ownership certificate or other valid certificates for proof the ownership (or use right): Shen (Fu) Wang Yu Mai Zi [2007] No.4340.

Article 2 Unit rent of the apartment is calculated based on the rate of RMB ______(In word: ________RMB ) per square meter of the floor space. The total monthly rent is RMB 22,000 (in word: say RMB twenty-two thousand only).

Article 3 Party B shall make the initial payment of RMB 22,000 (in word: say RMB twenty-two thousand only) before September 1, 2009.

Article 4 Party B shall pay rent to Party A:

X Before the 10th day of each month;
[ ] Before the ____day of the ____month of a quarter;
[ ] Before the ____day of the ____month of a half year;
[ ] Before the ____day of the ____month of a year;

And Party A shall issue a tax invoice to Party B when receiving the rent. (Both parties shall select one of the above four options and mark with a “X”.) Article 5 The term of lease is from September 1, 2009 to August 31, 2010.

Term agreed in the previous article shall not exceed the approved term of land use, and the excess part (if applicable) shall be invalid. In case of any losses caused thereby, the agreement reached between both parties shall apply, or Party A shall be responsible if there is no such an agreement.

Article 6 The apartment is used as/for: office as agreed herein.

If planning to use the apartment for any other purposes, Party B shall obtain written permission of Party A, apply to competent house administrative departments for changes in the use according to relevant laws and regulations, and is not allowed to use the apartment for any other purposes other than as approved.

Article 7 Party A shall hand over the apartment to Party B before September 1, 2009 and handle relevant hand-over formalities.

In case Party A fails to hand over the apartment as specified in the previous article, Party B shall have the right to extend the valid term of the Agreement accordingly, and both parties shall sign in writing for confirmation and report to the agreement registration authority for recording.

Article 8 At the time of hand-over, both parties shall check and confirm on the status of the apartment, ancillary facilities and properties, and list clearly in the attached page.

Article 9 At the time of hand-over, Party A can collect a guarantee equal to the rent for____months, namely RMB 55,000 (in word: say RMB fifty-five thousand only).

Party A shall issue a receipt to Party B for collection of the guarantee. Party A shall return the guarantee to Party B under the following conditions:

1.	The term of lease expires, and all fixed decorations, air-conditioners, fire-fighting devices and others in the apartment are maintained under good conditions.

2.	Party B has paid off relevant expenses and fees and sent a written notice on reletting to Party A one month in advance.

3.	No management fees, air-conditioner charges, utilities, maintenance costs and any other expenses payable are in arrears, and no payment of rent is delayed during the term of lease.

[   ] Only one of the above-listed conditions is required.

X All conditions hereinabove must be satisfied.

(Both parties shall jointly select one of the two options and mark with a “X”.)

Party A will not return the guarantee in case of any one of the following circumstances:

1. The term of leases is not expired, and fixed decorations, air-conditioners, firefighting devices or others in the apartment are damaged.

2. Party B fails to pay off relevant expenses and fees and send a written notice on reletting to Party A one month in advance.

3. Any management fees, air-conditioner charges, utilities, maintenance costs and any other expenses payable are in arrears, or there is overdue rent during the term of lease.

Article 10 During the term of lease, Party A shall be responsible for land use fee, taxes, house rental management fee and the ________ expense related to the rental, and Party B for timely payment of utilities, sanitation service fees, property (building) management fee, charges on air-conditioners, parking lot, telephone and network as well as other expenses related to use of the apartment.

Article 11 Party A shall ensure the apartment and ancillary facilities to realize the purposes for the rental and its safety in compliance with relevant laws, regulations or rules.

If Party B suffers or is subject to personal injuries or property damages in the apartment due to intentional acts or negligence of Party A, Party B shall have the right to claim against Party A for compensation.

Article 12 Party B shall use the apartment and ancillary facilities reasonably and is not allowed to utilize the apartment for engagement in any illegal acts or behaviors; party A shall not disturb or interfere in normal and reasonable use of the apartment by Party B.

Article 13 In case of damages or failures in the apartment or ancillary facilities not caused by Party B during use, and safe and normal use of the apartment is affected as a result, Party B shall timely notify Party A and take all possible measures to prevent further expansion of the defects or failures, and Party A shall repair or entrust Party B for repair within five days after receiving the notice. If Party B is not possible or inconvenient to notify Party A or Party A fails to perform the obligation of repair within the specified period hereinabove, Party B can repair on behalf of Party A after applying to the agreement registration authority for recording.

If the apartment or ancillary facilities must be repaired immediately for emergencies, Party B shall repair on behalf of Party A in advance and notify relevant conditions to Party A on a timely basis.

All maintenance costs occurred under the two circumstances hereinabove (including reasonable expenses on repair on behalf of Party A and for prevention of further expansion of defects or failures) shall be born by Party A. If Party B fails to notify Party A or take any effective measures as specified in the above two clauses, and damages are expanded as a result, Party B shall be responsible for this (expanded) part of maintenance costs at its own account.

Article 14 In case of damages or failures in the apartment or ancillary facilities that may affect safe use of the apartment due to improper or unreasonable use of Party B, Party B shall notify Party A on a timely basis and be responsible for repair or compensation. If Party B refuses to repair or compensate, Party A can repair on behalf of Party B after applying to the registration authority for recording, and relevant costs shall be born by Party B.

Article 15 In case of reconstruction, extension or decoration of the apartment by Party A or Party B during the valid term of the Agreement, both parties shall sign a supplementary written agreement.

In case of circumstances in the previous clause, both parties shall apply to relevant departments for approval as required and are not allowed to proceed before the approval is obtained.

Article 16

× During the term of lease, Party B can sublet all of or part of the apartment to other third parties and handle registration formalities in the house rental administrative department, but the term of subletting shall not exceed the term specified in this Agreement.

× Party B is not allowed to sublet all of or part of the apartment to any other third parties. With written permission of Party A, however, Party B can submit the written certificate of approval to the house rental administrative department for handling of registration formalities, but the term of subletting cannot exceed the term of lease agreed herein.

X During the term of lease, Party B is not allowed to sublet all of or part of the apartment to any other third parties.

(Both parties shall jointly select one of the three options and mark with a “X”.)

Article 17 If planning to transfer all of or part of ownership of the apartment during the valid term of the Agreement, Party A shall send a written notice to Party B one month before the transfer, and Party B enjoys the right of pre-emption on an equal footing.

If the apartment is transferred to a third party, Party A is liable to notify the assignee to continue to perform the Agreement when the transfer contract is signed.

Article 18 During the valid term of the Agreement, termination or modification of the Agreement is allowed in case of any one of the following circumstances: (1) Force majeures that make it impossible to perform the Agreement; (2) Requisition, acquisition, resumption or removal of the apartment by government; (3) Consensus is reached between both parties through consultation.

Article 19 In case of any one of the following circumstances, Party A can:

[ ]	Claim against Party B for damages;

X	Refuse to return the guarantee;

[ ]	Require Party B to pay a penalty of RMB (in word: say RMB only) for losses caused thereby.

(Both parties shall jointly select one of the three options and mark with a “X”.)

(1) Party B pays the rent with a delay over seven days ( months) or above;

(2) Party B fails to pay expenses up to or over RMB 5, 000 as scheduled that may cause losses to Party A;

(3) Party B utilizes the apartment for engagement in illegal acts that may damage public interests or interests of others;

(4) Party B changes the structure or use of the apartment without approval;

(5) Party B refuses to bear the obligation of repair or payment of maintenance costs against stipulations in Article 14 herein, as a result, the apartment or equipments in the apartment is (are) seriously damaged;

(6) Party B decorates the apartment without permission of Party A or approval of competent authorities;

(7) Party B sublets the apartment to a third party without permission.

Besides investigation into the responsibility for damages or liability for breach of Party B, Party A shall have the right to terminate the Agreement or propose to Party B for modification of terms and conditions herein according to actual conditions.

Article 20 In case of any one of the following circumstance, Party B can:

[   ] Claim against Party A for damages;

X Request Party A to return the guarantee in double;

[   ] Request Party A to pay a penalty of RMB___ (in word: say RMB ______only) for damages caused thereby.

(Both parties shall jointly select one of the three options and mark with a “X”.)

(1) Party A hands over the apartment with a delay over seven days ( months);

(2) Party A breaches agreements in clause 1 under Article 11 herein, and Party B is not able to realize the purposes of the rental as a result;

(3) Party A refuses to bear the obligation of repair or payment of maintenance costs against stipulations in Article 13 herein;

(4) Party A carries out reconstruction, extension or decoration of the apartment without permission of Party B or approval of competent authorities.

Besides investigation into the responsibility for damages or liability for breach of Party A, Party B shall have the right to terminate the Agreement or propose to Party A for modification of terms and conditions herein according to actual conditions (Party B shall send a written notice and return the apartment to Party A after obtaining compensation).

Before Party A receives the notice and Party B obtains the compensation, Party B is not required to pay rent to Party A.

Article 21 After termination of the Agreement, Party B shall evacuate and return the apartment to Party A within three days, ensure the apartment and ancillary facilities under good conditions (except for normal wear), pay off expenses/costs born by its own party and handle relevant hand-over formalities.

If Party B fails to evacuate or return the apartment as stipulated, Party A shall have the right to take back the apartment and collect rent due in the delayed period from Party B in double.

Article 22 If intending to continue to rent the apartment after expiry of the agreed term of lease, Party B shall raise the requirement for reletting to Party A one month before expiry and enjoy the priority in leasing the apartment on a equal footing.

In case a consensus on reletting is reached, both parties shall sign on a new agreement and handle re-registration formalities in the registration authority.

Article 23 The apartment provided by Party A shall meet standards and conditions for safety and be free of any potential safety hazards. The construction, fire-fighting equipments, gas and power facilities, entrance, exit and passage of the apartment shall be in compliance with regulations or standards of competent government departments on safety, fire proof, security, environmental protection and sanitation. Party B shall use the apartment in strict accordance with the regulations or standards of competent government departments on safety, fire proof, security, environmental protection and sanitation, and ensure the apartment free of any potential safety hazards during use. Both parties shall abide by terms and conditions specified herein consciously. Either party breaching the Agreement shall bear corresponding liabilities for breach as agreed.

Article 24 Party A and Party B can reach supplementary agreements in the attached page in case of any matters not covered herein; the attached page is an integral part of the Agreement with equal effect after being signed and sealed by both parties.

In case an agreement on modification of terms and conditions herein is reached during the term of lease, both parties shall register in the former registration authority, and the agreement newly reached shall be equal to the Agreement in legal effect after registration.

Article 25 In case of disputes related to performance of the Agreement, both parties shall seek for settlement through consultation, or apply the registration authority for mediation in case consultation fails, or:

[ ]	Apply to Shenzhen Arbitration Commission for arbitration;

[ ]	Apply to China International Economic and Trade Arbitration Commission Shenzhen Branch for arbitration;

X	File a lawsuit to the people’s court.

(Both parties shall select one of the above three options for settlement of disputes through consultation and mark with a “X”.) Article 26 This Agreement shall become effective after the date of signing.

Party A and Party B shall go to the competent authority for registration and recording within ten days after the date when the Agreement is signed and entered into effective.

Article 27 The Chinese version of the Agreement is the original.

Article 28 This Agreement is made in four duplicates, one for Party A, one for Party B, one for the agreement registration authority and one for relevant administrative department.

Party A (signature): /s/ Ding Jie________________________

Legal Representative: Ding Jie

Phone: 13798315819

Account No.:

Entrusted Agent (signature):                     August 31, 2009

Party B (signature):_/s/ Chen Debin____________________

Legal Representative: Chen Debin

Phone: 13603077047

Account No.:

Entrusted Agent (signature):                     August 31, 2009

Registered or Recorded by (signature):

Agreement registration (recording) Authority (signature):             August 31, 2009

Supplementary Agreement

Based on consensus reached between Party A and Party B through consultation, the following modifications and supplementation are made in part of terms and conditions in the Shenzhen municipal real estate rental agreement Shen (Fu) No. 03784771 signed by and between Ding Jie and Chen Debin on August 31, 2009 (hereinafter referred to as “the main agreement” or “the Agreement”). In case of discrepancies between the modifications/supplementation and the main agreement, the supplementary agreement shall apply.

1. Party A rents the apartment at No. 08, 14th Floor, Block A, Building 1, Xiandai Business Mansion at the cross of Jintian Road and Fuhua Road, Futian District, Shenzhen Municipality (hereinafter referred to as “the property”) to Party B for office use, the term of lease of which is one year from September 1, 2009 to August 31, 2010. Rent of the property is (in word) RMB say twenty-two thousand only (in figure: RMB 22,000). During the term of lease, all taxes, dues and rental administration fees incurred by the rental shall be paid by Party A, while property management fee, charges on air conditioners, utilities, parking fee, and expenses on telephones and network and other expenses related shall be born by Party B.

2. Party B shall pay rent to Party A in full on a timely basis during the term of lease. In case of delay in payment of rent, Party B shall pay an overdue fine of 3% of the amount delayed for a day to Party A; the rental guarantee provided by Party B shall not be used for deduction of rent; if Party B pays the rent with a delay up to or over 5 (five) days, Party A shall have the right to cut off power and lock the door; in case the delay in payment of rent exceeds 7 (seven) days or the amount in arrears (charges/expenses/fees) reaches RMB five thousand or above, and Party A suffers losses as a result, Party A shall have the right to terminate the rental agreement unilaterally (In case of unilateral termination, Party A will notify Party B by announcement or mail to the address specified in the main agreement; Party B shall be deemed as having been informed within two days after the mail is sent out or on the date of announcement. After the notice is delivered to Party B, Party A shall have the right to take back the apartment, cancel registration (recording) of the main agreement unilaterally and rent the apartment to a third party.) Any losses and consequences caused thereby shall be born by Party B.

The monthly rent during the term of lease is listed below:

Starting Time	End Time	Monthly Rent (RMB)
September 1, 2009	August 31, 2010	22,000.00

3. As the office decoration of the property is required by Party B, Party A has finished decoration and paid the expense in advance at one time, Party B shall repay the expense on decoration to Party A on a monthly basis during the term of lease. Therefore, besides the rent, Party B shall pay a monthly amount on decoration of: RMB six thousand (in figure: RMB 6,000) additionally during the term. The amount must be paid together with the monthly rent. If payment of the amount is delayed for 7 (seven) days or above or the amount in arrears is up to or over RMB 5,000, Party A shall have the right to terminate the Agreement and deduct the amount in arrears from the rental guarantee.

4. Within one month after the property is handed over to Party B for use, maintenance of the property includes but is not limited to: wallpaper, carpet, ceiling, lights and switches etc., which shall be under the responsibility of Party A; one month after the hand-over and before expiry of the lease term, maintenance of the property includes but is not limited to: wallpaper, carpet, ceiling, lights and switches etc., which shall be under the responsibility of Party B or performed by Party A at the expense of Party B. In case of fires or violence caused by Party B during the term of lease, and the property is damaged as a result, Party B shall be responsible for repair and maintenance at its own account.

5. After the main agreement is terminated through consultation between both parties or expired naturally, Party B shall remove its articles from the property and return the property to Party A within three days after the date of termination or expiry; if failing to remove the articles within the period specified, Party B will be deemed as having discarded the articles not removed, and Party A shall have the right to dispose as discarded materials at the expense of Party B.

6. After expiry of the Agreement, Party A shall return the guarantee of rental for two months without interest in full if Party B meets the following conditions:

(1) The term of lease is expired and all fixed decorations, air conditioners, fire fighting facilities, lights and switches in the property are maintained under good conditions.

(2) Party B has notified Party A in writing on reletting of the property one month in advance.

(3) No management fees, charges on air conditioners, utilities and maintenance costs are in arrears, and no payment of house rent is delayed during the term of lease.

(4) There is no breach to the Agreement and all expenses payable are paid off in full during the term of lease.

7. Account No. of Party A for collection of monthly rent and guarantee:

Bank of deposit: China Merchants Bank (Central Business Mansion Branch)

Account name: Ding Jie

Account No.: 4682 0375 5656 5819

8. The main agreement and notices mentioned in the supplementary articles shall be made in writing. The supplementary agreement is made in four duplicates, which shall become effective as of the date when being signed by both parties and shall be equal to the main agreement in legal effect. In case of any matters not covered herein, both parties shall seek for settlement through friendly consultation, or file a lawsuit to the People’s Court of Futian District, Shenzhen if consultation fails.

Agent of Party A (signature):	Agent of Party B (signature):
/s/ Jie Ding_______	/s/ Debin Chen____
Jie Ding	Debin Chen

August 31, 2009	August 31, 2009
ID No.: 53280119791118411x	ID No.: 320831197103123818